EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Visualant, Inc. (the "Company") on Form 10-Q/A for the period ended June 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Ronald P. Erickson, Chief Executive Officer and I, Mark Scott, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the dates and periods covered by the Report.

This certificate is being made for the exclusive purpose of compliance by the Chief Executive and Financial and Accounting Officer of the Company with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and may not be disclosed, distributed or used by any person or for any reason other than as specifically required by law.

/s/ Ronald P. Erickson
Ronald P. Erickson
Chief Executive Officer
August 8, 2011

/s/ Mark Scott
Mark Scott
Chief Financial Officer
August 8, 2011